EXHIBIT 10.1

SUMMARY SHEET FOR EXECUTIVE CASH COMPENSATION

The following table sets forth the current base salaries provided to the Company’s CEO and four most highly compensated executive officers. Salary increases are normally determined annually in March.

Executive Officer	Current Salary
Felix E. Wright	842,520
David S. Haffner	716,140
Karl G. Glassman	572,915
Jack D. Crusa	275,000
Joseph D. Downes, Jr.	250,000

Executive officers are also eligible to receive a bonus each year under the Company’s 2004 Key Officers Incentive Plan (filed as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2005). Bonuses are calculated pursuant to the Award Formula filed as Exhibit 10.2 to this Form 10-Q. The target percentages under this plan for the Company’s CEO and four most highly compensated executive officers are as shown in the following table.

Executive Officer	Target Percentage
Felix E. Wright	70%
David S. Haffner	60%
Karl G. Glassman	50%
Jack D. Crusa	44%
Joseph D. Downes, Jr.	44%